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                                                             Exhibit 10.8

                                  AMENDMENT
                                  ---------
                                     OF
                                     --
                            EMPLOYMENT AGREEMENT
                            --------------------


This Amendment Agreement made this 29th day of May 2003, between Kellwood Company (the "Company") and Hal J. Upbin (the "Executive");

WHEREAS, the Company and Executive entered into an Employment Agreement dated December 1, 1999 (the "Agreement"); and

WHEREAS, the Compensation Committee of this company agreed to amend the Agreement to extend its term for two more years until January 31, 2006; and

WHEREAS, it is the intent of the company to hire or promote an individual to serve as a successor Chief Executive Officer of the Company, with the objective that the candidate formally assume the Chief Executive Officer position sometime around January 31, 2004; and

WHEREAS, the Executive will assist the Company's Board of Directors in the recruitment, training and development of the successor candidate in order to fulfill the Company's aforementioned objective; and

WHEREAS, should the Company fail to identify a successor candidate for the Executive position or should the Company decide to delay the successor candidate's appointment to the Executive position, the Company and the Executive agree that the Executive's current status will continue to a mutually agreed date later than January 31, 2004; and

WHEREAS, following the appointment of a successor Executive sometime on or after January 31, 2004, the Executive will continue to serve, as Chairman with the duties of chairing the Board of Directors' meetings, planning the meeting agenda with the successor Executive and chairperson of the Corporate Governance Committee, advising the successor Executive and Board of Directors concerning companies which may be considered as possible candidates for acquisition, providing guidance and advice to the successor Executive in a mutually satisfactory manner, providing guidance and advice to the Board of Directors on Company and industry matters, and such other duties and responsibilities as mutually agreed to by the Chairman of the Board and the Company; and

WHEREAS, at such time that the Executive assumes the sole title of Chairman of the Board, the Executive will continue to be reimbursed for all necessary business and travel expenses in accordance with this Agreement and Company policy. However, the Executive, in his sole capacity as Chairman of the Board, will not be entitled to director fees and agree that he will move from his current offices at the


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Company's St. Louis headquarters and the Company's New York Executive office to the office which he previously occupied in St. Louis during his tenure as President and Chief Operating Officer and to appropriate office space in the New York executive office which will be mutually agreed to by the Board of Directors and the Executive. The Company and the Executive further agree that the Company will provide the Executive, in his sole capacity as Chairman of the Board, appropriate secretarial assistance; and

WHEREAS, the Company and Executive agree that the Executive, in his capacity as Chairman of the Board of Directors, will resign from the Board of Directors on January 31, 2006; and

WHEREAS, in consideration of the foregoing, the Executive will continue to be an employee of the Company with all the benefits and perquisites as provided for by the current Agreement, including compensation in the amount of $1,000,000.00 per year and the right to participate in all other compensation programs as provided for by the Agreement; and

WHEREAS, the Company and Executive desire to amend the Agreement accordingly to include the provisions set forth above;

NOW THEREFORE, in consideration of their mutual promises and undertakings, the parties hereby amend the Agreement as follows:

By deleting from paragraph 1 the words "January 31, 2004" and inserting in their place "January 31, 2006."

By deleting from paragraph 10 the words "January 31, 2004" and inserting in their place "January 31, 2006."

IN WITNESS WHEREOF, the parties have executed this Amendment of Employment Agreement the day and year first above written.


                                    KELLWOOD COMPANY
Secretary

/s/ Thomas H. Pollihan              By: /s/ Leonard A. Genovese
----------------------                  -----------------------
                                        Leonard A. Genovese, Chairman,
                                        Compensation Committee


                                    EXECUTIVE

/s/ Kitty G. Dickerson              /s/ Hal J. Upbin
----------------------              ----------------
Witness                             Hal J. Upbin


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